Exhibit 15(a)

AEY THRIVE, LLC AEY CAPITAL, LLC 3 STATE PARK, LLC Wolverine Partners Corporation d/b/a Gage Cannabis Co. Canadian Corporation Spartan Partners Properties LLC Spartan Partners Services LLC = Ownership = Agreements 100% 100% FN1 FN2 FN3 FN 1 : Each of AEY Holdings LLC, AEY Thrive, LLC, AEY Capital, LLC, 3 State Park . LLC and Buena Vista Real Estate, LLC have entered into credit and security agreements with Spartan Partners Services LLC . The owners of each of the aforementioned entities have also entered into a Membership Interest Transfer Restriction and Succession Agreement for each entity that contains certain negative covenants prohibiting certain material actions by such owners or the entities . FN 2 : Each of AEY Holdings LLC, AEY Thrive, LLC, AEY Capital, LLC, 3 State Park, LLC and Buena Vista Real Estate, LLC have entered into a services agreement, equipment lease agreements and intellectual property license agreements with Spartan Partners Services LLC . FN 3 : Each of AEY Holdings LLC, AEY Thrive, LLC, AEY Capital, LLC, 3 State Park . LLC and Buena Vista Real Estate, LLC have enter into lease agreements for the use of facilities owned or leased by Spartan Partners Properties LLC . FN 4 : AEY Thrive Enterprises, LLC and Thrive Enterprises LLC have entered into a services agreement . Spartan Partners Corporation US Blocker Michigan Corporation Spartan Partners Holdings, LLC Michigan limited liability company taxed as a partnership 51.3% THRIVE ENTERPRISES, LLC Spartan Partners Licensing LLC GAGE OPERATING AND OWNERSHIP STRUCTURE Mayde US LLC BUENA VISTA REAL ESTATE, LLC AEY HOLDINGS LLC 48.7% PURE RELEAF SP DRIVE, LLC 100% FN4 100% Gage Innovations Corp. Canadian Corporation Rivers Innovations, Inc . Taxed as a C corporation Rivers Innovations US South LLC Delaware limited liability company taxed as a partnership RI SPE 1 LLC MASS2MEDIA, LLC 100% 100% 100% 100% 12.5%